UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 11, 2005


                         Eline Entertainment Group, Inc.
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             (Exact name of registrant as specified in its charter)


    Nevada                          000-30451                   88-0429856
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State or other                     (Commission                 (IRS Employer
jurisdiction of                   File Number)            Identification Number)
incorporation)


               8905 Kingston Pike, Suite 313, Knoxville, TN 37923
         --------------------------------------------------------------
                   (Address of executive offices and Zip Code)


       Registrant's telephone number, including area code: (215) 895-9859


                                 NOT APPLICABLE
                            -------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

          On July 11, 2005, the Company issued a press release announcing that its Storm Depot International subsidiary further expanded its dealer network with the appointment of two new dealers for its E-Panel Hurricane shutters and hurricane protection products. The new dealers, located in Port St. Lucie, Florida and Sebastian, Florida, expands Storm Depot International's presence into St. Lucie and Indian River counties. A copy of this press release is hereby incorporated by reference and furnished as part of this Current Report as
Exhibit 99.1.

          On July 14, 2005, the Company issued a press release announcing that its Storm Depot International subsidiary signed a dealership agreement with XG Power LLC. As a result of the agreement, all of the company's licensed Storm Depot dealer stores now offer direct to both the public and the contracting trade a broad line of XG Power rechargeable tools, hand tools and electric generators, plus a variety of related accessories. A copy of this press release is hereby incorporated by reference and furnished as part of this Current Report as Exhibit 99.2.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits

          99.1 Press Release issued July 11, 2005 regarding the expansion of the Storm Depot International's dealer network.

          99.2 Press Release issued July 14, 2005 regarding agreement with XG Power LLC.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Eline Entertainment Group, Inc.


Date: July 15, 2005                     By: /s/ Barry A. Rothman
                                            --------------------
                                            Barry A. Rothman, President